UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2005

THE WORNICK COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10825 Kenwood Road, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business, operations, financial results and future prospects.  These statements are based on management’s current expectations and are subject to significant risks and uncertainties, including but not limited to the factors described under the heading “Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2004.  For a detailed discussion of the factors which could impact our business, operations, financial results and future prospects, please refer to the discussion under the heading “Risk Factors” contained in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our annual report on Form 10-K and risk factors discussed in our other filings with the U.S. Securities and Exchange Commission (the “SEC”) and any subsequently filed reports. All documents filed with the SEC are available free of charge through the SEC’s website at http://www.sec.gov or from us by contacting Michael M. Thompson at (513) 794-9800.

Item 1.01               Entry into a Material Definitive Agreement.

Employment Agreement with Michael M. Thompson

On April 11, 2005, The Wornick Company (“the Company”) entered into an employment agreement with Michael M. Thompson to serve as the Company’s President and Chief Executive Officer.  The initial term of the employment agreement extends through December 31, 2005.  The employment agreement will be automatically renewed for additional one year terms unless one of the parties provides written notice of an intent not to renew the employment agreement at least 90 days prior to the expiration of the then current term.

Under the employment agreement, Mr. Thompson’s annual base salary will be $325,000, which will be reviewed annually by the Company’s Board of Directors.  Mr. Thompson will also be entitled to an annual bonus of 60% of his annual base salary based upon achieving certain performance goals.  For the year ending December 31, 2005, Mr. Thompson will be entitled to a minimum annual bonus of 30% of his annual base salary.

If Mr. Thompson is terminated by the Company during the term of his employment agreement for any reason other than death or for cause, Mr. Thompson will be entitled to receive health insurance coverage and regularly scheduled payments of his current base salary for a period of twelve months following his termination.  The employment agreement provides that if his employment is terminated by the Company due to death or for cause or if Mr. Thompson voluntarily terminates his employment with the Company, then the Company will not be obligated to pay him any salary, bonus or other benefits, other than amounts payable through the date of termination.

In conjunction with entering into his employment agreement, Mr. Thompson also executed a non-disclosure agreement and a non-solicitation and non-competition agreement in favor of the Company.  In addition, Mr. Thompson was awarded a 2.5% Class B membership interest in TWC Holding LLC, the sole stockholder of the Company.

Letter Agreement with John F. McQuay

On April 14, 2005, the Company entered into a letter agreement with John F. McQuay, the Chief Financial Officer and Treasurer of the Company.  The letter agreement contemplates that as a result of Mr. McQuay’s retirement as of December 31, 2005, Mr. McQuay will transition his responsibilities to a new Chief Financial Officer to be selected.  The letter agreement confirms that Mr. McQuay will continue to be paid his current salary of $197,500 and other benefits and that he will be eligible to participate in the incentive compensation plan, when finalized.  If Mr. McQuay is terminated by the Company prior to December 31, 2005, for any reason other than death, disability or for cause, Mr. McQuay will be entitled to receive his current base salary and employee benefits through December 31, 2005, subject to his executing a release.

Amendment to TWC Holding LLC Operating Agreement

On April 11, 2005, the operating agreement governing TWC Holding LLC, the sole stockholder of the Company, was amended to reflect the award of 2.5% and 0.25% Class B membership interests to Michael M. Thompson and Don Leifer, respectively, and their admission as newly admitted members of TWC Holding LLC.  The amendment also amended the schedules to the TWC Holding LLC operating agreement to reflect the cancellation of Keith E. Frase’s 1.5% Class B membership interest and Larry L. Rose’s 2.5% Class B membership interest, as a result of their resignations from employment with the Company.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Promotion of Jon P. Geisler to Chief Operating Officer of the Company

The Company has promoted Jon P. Geisler to the position of Chief Operating Officer.  Mr. Geisler will be paid an annual base salary of $250,000 and be entitled to participate in the Company’s incentive compensation plan, when finalized, with a target bonus of 50% his base salary.

Mr. Geisler is 40 years old and most recently served as the President and Chief Executive Officer of our Prepared Foods Division and previously served as Executive Vice President and Chief Operating Officer of the Prepared Foods Division.  He joined our quality assurance department in August 1985 and has worked in every operational aspect of MRE production, including as Vice President of Operations, Operations Manager, Production Manager, Production Supervisor, Process Engineer and Quality Control Manager.  Mr. Geisler’s current responsibilities include oversight of the Company’s operations, quality assurance, technical services and engineering.  He holds a Bachelor of Science degree in Engineering Management from the University of Evansville.

Retirement of John F. McQuay as the Chief Financial Officer and Treasurer of the Company.

John F. McQuay, the Chief Financial Officer and Treasurer of the Company, is anticipated to retire as of December 31, 2005.  To ensure a smooth transition, the Company has entered into a letter agreement with Mr. McQuay, as described in greater detail in Item 1.01 above.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits:

3.1           Amendment No. 2 to the Limited Liability Company Operating Agreement of TWC Holding LLC, effective as of April 11, 2005.

10.1         Employment Agreement dated as of April 11, 2005, by and between the Company and Michael M. Thompson.

10.2         Letter Agreement dated April 13, 2005, by and between the Company and John F. McQuay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

	By:	/s/ John F. McQuay
Name: John F. McQuay
Title: Chief Financial Officer and Treasurer

Dated: April 14, 2005